Exhibit 99.1

Marchex Reports Fourth Quarter and Full Year 2006 Financial Results

SEATTLE, WA – February 22, 2007 – Marchex, Inc. (NASDAQ: MCHX, MCHXP) today reported its results for the fourth quarter 2006 and full year ended December 31, 2006.

Fourth Quarter 2006 Consolidated Financial Results:

•	Revenue was $32.6 million for the fourth quarter of 2006, a 9% increase compared to $29.8 million for the same period of 2005.

•

GAAP net income applicable to common stockholders was $5.0 million for the fourth quarter of 2006 or $0.13 per basic share, which included a non-cash, non-recurring discount on preferred stock redemption of $5.8 million associated with the company’s repurchase of 132,379 shares of the company’s preferred stock at a price of $195 per share. This compares to GAAP net income applicable to common stockholders of $980,000 or $0.03 per basic share for the same period of 2005. GAAP net income applicable to common stockholders excluding the non-cash, non-recurring discount on preferred stock redemption was a net loss of $789,000 or $0.02 per basic share. The fourth quarter 2006 results included non-cash stock-based compensation expense recorded under the fair value method of $2.6 million, compared to non-cash stock-based compensation expense of $770,000 for the same period in 2005.

•

GAAP diluted EPS for the fourth quarter of 2006 was $(0.01) per share compared to $0.03 per share for the same period in 2005. The GAAP diluted EPS calculation in 2006 excludes the effect of the preferred stock redemption of $5.8 million, net of dividends on the redeemed preferred shares of $197,000. We provide a reconciliation of GAAP diluted EPS to Adjusted Non-GAAP EPS in the last financial tables attached to this press release and encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures.

Adjusted non-GAAP EPS for the fourth quarter of 2006 was $0.13, compared to $0.11 for the same period of 2005. Some Wall Street analysts use non-GAAP measures to analyze our operating results, which may include adjusted non-GAAP EPS, adjusted operating income before amortization and adjusted EBITDA. We present GAAP measures with equal or greater prominence than non-GAAP measures and such non-GAAP measures should not be considered a substitute for, or superior to, GAAP results.

•

Adjusted operating income before amortization was $8.3 million for the fourth quarter of 2006, which is an increase of 1% compared to $8.2 million for the same period of 2005. A reconciliation of non-GAAP adjusted operating income before amortization to GAAP operating income and GAAP net income is attached to the financial tables included in this release.

•

Adjusted EBITDA was $10.0 million in the fourth quarter of 2006, which is an increase of 5% compared to $9.5 million for the same period of 2005. A reconciliation of operating income before taxes, depreciation, amortization and gain/loss on sales of intangible assets to GAAP net cash provided by operating activities is attached to the financial tables included in this release.

Full Year 2006 Results:

•	Revenue for the year ended December 31, 2006 was $127.8 million, a 35% increase compared to $95.0 million for 2005.

•

GAAP net income applicable to common stockholders was $2.8 million or $0.07 per basic share for 2006, which included a non-cash, non-recurring discount on preferred stock redemption of $5.8 million associated with the company’s repurchase of 132,379 shares of the company’s preferred stock at a price of $195 per share. This compares to GAAP net income applicable to common stockholders of $1.5 million or $0.04 per basic share for 2005. GAAP net income applicable to common stockholders excluding the non-cash, non-recurring discount on preferred stock redemption was a net loss of $3.0 million or $.08 per basic share.

•

GAAP diluted EPS for 2006 was $(0.04) per share compared to $0.04 per share for the same period in 2005. The GAAP diluted EPS calculation in 2006 excludes the effect of the preferred stock redemption of $5.8 million, net of dividends on the redeemed preferred shares of $1.4 million. As discussed in the summary of the fourth quarter 2006 consolidated financial results, we provide a reconciliation of GAAP diluted EPS to Adjusted Non-GAAP EPS in the last financial tables attached to this press release and encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures. Adjusted non-GAAP EPS for 2006 was $0.47, compared to $0.36 for 2005.

•

Adjusted operating income before amortization was $33.4 million for 2006, which is an increase of 32% compared to $25.2 million for 2005. A reconciliation of non-GAAP adjusted operating income before amortization to GAAP operating income and GAAP net income is attached to the financial tables included in this release.

•

Adjusted EBITDA was $39.5 million for 2006, which is an increase of 34% compared to $29.5 million for 2005. A reconciliation of operating income before taxes, depreciation, amortization and gain/loss on sales of intangible assets to GAAP net cash provided by operating activities is attached to the financial tables included in this release.

“The fourth quarter was highlighted by certain successes and challenges. In terms of successes, we saw growth in our proprietary user base and also saw strong growth in revenue attributable to proprietary traffic. Given that our third party monetization provider for our proprietary traffic was in the midst of preparing for the launch of a new monetization system, we feel particularly good about this revenue growth. We feel we are well positioned for 2007 in terms of revenue growth and product advancements in this part of our business,” said Russell C. Horowitz, Marchex Chairman and CEO.

“In terms of challenges, we experienced slowness in our advertising services revenue based on decreased spending from certain advertisers, including advertisers focused on wholesale pricing strategies, and softness with related third party distribution relationships.”

“At this stage we feel most of these noted challenges from the back half of 2006 are predominantly behind us and that we have laid a strong foundation from which to see growth rates accelerate as we move through each of the quarters in 2007.”

“There are several unique catalysts to our business, including: our success in winning new third party distribution relationships; increasing new advertiser acquisition and overall advertising spending within our network; improving our advertiser-facing tools; integrating Open List across more than 100,000 owned and operated Web sites; and continuing to optimize our owned and operated Web sites.”

Updated Statistics and Recent Highlights:

Proprietary Traffic: Marchex today announced that its proprietary network of vertical and local Web sites attracted approximately 31 million unique visitors for the month of December 2006. Unique visitor statistics are based on internal traffic logs, which calculate unique IP (Internet protocol) addresses on an unduplicated basis during a given month. For the fourth quarter of 2006, revenue attributable to proprietary traffic sources was $13.1 million.

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Product Updates Regarding Vertical Web sites and Expansion of Search Platform: In late January, Marchex announced that it plans to integrate content and functionality from its Open List search and content aggregation engine across more than 100,000 Marchex Web sites by June 30, 2007. Marchex also announced that it plans to launch an expanded version of Open List (www.openlist.com) by September 30, 2007, as a standalone destination and search guide that will provide relevant, searchable content and data on more than 15 million businesses segmented into more than 20,000 categories.

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New Web Site Product Introductions: Earlier this month, Marchex announced the launch of Open View, a proprietary technology that dynamically consolidates available information and user reviews on any type of business entity, such as hotels or restaurants, into a set of distinct, relevant, and meaningful summaries. Open View, a new feature of the Open List search platform, represents Marchex's technology driven approach to generating useful and unique content on thousands of Web pages. In addition to generating content related to more than 65,000 hotels, Open View has added approximately 400,000 new, unique pieces of dynamically generated editorial content that map to each restaurant in the Open List database. As Marchex launches Open List content on tens of thousands of additional Web sites in 2007, as announced in January, the Open View technology will be part of this broader rollout.

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New Search Marketing Product Introductions: Marchex today announced that it is adding conversion tracking, as well as updated reporting tools and user interface improvements to two of its pay-per-click advertising networks, Enhance Interactive and the Marchex Network, enabling advertisers to more effectively track their return on investment (ROI), access key campaign performance data and make modifications to optimize their campaigns. Marchex’s new conversion tracking feature allows advertisers to easily designate and track five different types of conversions. It also enables advertisers to better track performance by keywords and make modifications to their campaigns to improve their conversion rate and ROI. Meanwhile, updated reporting tools and improvements to the user interface in the account management system are designed to help advertisers more quickly and easily access key campaign performance data and make modifications to their campaigns.

•

New Third Party Distribution, or Syndication, Partners: During the quarter, Marchex announced new premium publisher wins for its contextual advertising platform with the publisher of the Robb Report family of luxury publications, as well as with ITtoolbox, one of the Internet’s leading communities focused on technology and it applications. Earlier this week, Marchex also announced that it has signed contextual advertising agreements with seven publishers since January 1, 2007, including such entities as Homes and Land, InvestorVillage.com, CIO Index.com, and WorldGolf.com, among others. These publishers add to Marchex’s relationships with more than 100 vertically focused and brand-name online publishers, such as BusinessWeek Online, The Motley Fool, and the Ziff Davis online properties.

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Stock Repurchase Programs and Quarterly Dividend: During the quarter, Marchex announced that its Board of Directors has authorized the repurchase of up to 3 million shares of the company's Class B common stock as well as the initiation of a quarterly cash dividend for holders of the company's Class A common stock and Class B common stock. The share repurchase program authorized the purchase of up to 3 million shares of the company's Class B common stock through open market and privately negotiated transactions. Marchex's quarterly cash dividend was initiated at $0.02 per share of Class A common stock and Class B common stock. The indicated annual cash dividend, subject to capital availability, is $0.08 per common share or approximately $3.3 million. Separately, Marchex also announced that it has repurchased an aggregate of 132,379 shares of the company's outstanding 4.75% convertible preferred stock, $0.01 par value per share, at a price of $195.00 per share, representing a total cash expenditure of approximately $26 million.

Marchex Financial Guidance:

The following forward-looking statements reflect Marchex’s expectations as of February 22, 2007:

Guidance for fiscal year 2007 (Year ending December 31, 2007):

Revenue: For the year, we are currently anticipating revenue in the range of $144 million to $150 million. For detail on our quarterly revenue expectations, we currently anticipate that our annual revenue growth rate will accelerate from 8% to 10% in the first quarter of 2007, to 20% to 25% for the fourth quarter of 2007.

Adjusted operating income before amortization. For the year, we are currently anticipating adjusted operating income before amortization in the range of $35 million to $39 million. For adjusted EBITDA, we expect to add back approximately $6 million in additional depreciation and amortization to this range of $35 million to $39 million of adjusted operating income before amortization.

For detail on our quarterly expectations, given our investment initiatives, we anticipate the first quarter of 2007 to have lower adjusted operating income before amortization than the fourth quarter of 2006, based on certain increased public company costs, increased personnel costs, increased product development costs, costs associated with office consolidation, and increased costs associated with selected Web site marketing initiatives and advertiser acquisition programs. We believe these increased expenses will disproportionately impact the first quarter of 2007 and we anticipate the rate of expense increases will moderate during the balance of the year. Given our current expectation for accelerating revenue growth rates through 2007 and our expected moderation in expense rate increases, we anticipate that our adjusted operating income before amortization will be increasing in the second half of 2007.

Conference Call and Webcast Information:

Management will hold a conference call, starting at 5:00 p.m. EDT on Thursday, February 22, 2007 to discuss its fourth quarter 2006 and 2006 fiscal year-end results and other company updates. To access the call by live Webcast, please log onto the Investor Relations section of the Marchex Web site (www.marchex.com/ir.html). An archived version of the Webcast will also be available, beginning two hours after completion of the call, at the same location.

About Marchex, Inc.

Marchex (www.marchex.com) is a technology driven search and media company focused on vertical and local online traffic. Specifically, the company is focused on search marketing, local search, and direct navigation. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web sites.

Forward looking statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of February 22, 2007 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including OIBA, Adjusted OIBA, Adjusted EBITDA and Adjusted non-GAAP EPS. Marchex also provides Pro Forma Revenue information for the three months and years ended December 31, 2005 and 2006 as if the Name Development and Pike Street asset acquisitions and the IndustryBrains acquisition in 2005, and the AreaConnect and Open List asset acquisitions in 2006 occurred as of January 1, 2005, and the AreaConnect and Open List asset acquisitions in 2006 occurred as of January 1, 2006, respectively.

OIBA represents income (loss) from operations plus (1) stock-based compensation expense and (2) amortization of acquired intangible assets. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses Adjusted OIBA which excludes any gain/loss on sales of intangible assets as this is viewed as non-recurring in nature. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex’s consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other non-cash and non-recurring expenses. Adjusted EBITDA represents income before interest, income taxes, depreciation, amortization, stock compensation expense, and gain/loss on sales of intangible assets. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex’s management to measure its ability to fund operations and its financing obligations.

Adjusted non-GAAP EPS represents Adjusted Net Income divided by weighted average fully diluted shares outstanding for Adjusted non-GAAP EPS purposes. Adjusted Net Income generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain non-recurring items and represents net income (loss) available to common stockholders plus: (1) stock based compensation expense, (2) amortization of acquired intangible assets, (3) gain/loss on sales of intangible assets, (4) other income (expense), (5) the cumulative effect of changes in accounting principles and less(6) discount on preferred stock redemption. Adjusted non-GAAP EPS includes dilution from options and warrants per the treasury stock method, includes the weighted average number of all potential common shares relating to convertible preferred stock and restricted stock and excludes the weighted average common share equivalents for redeemed preferred shares. Shares outstanding for Adjusted non-GAAP EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes. Financial analysts and investors may use Adjusted non-GAAP EPS to analyze Marchex’s financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions and to evaluate a company’s operating performance compared to that of other companies in its industry.

Marchex’s management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. These non-GAAP terms, as defined by Marchex, may not be comparable to similarly titled measures used by other companies. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information:

Mark S. Peterson

Vice President of Public Relations

206.331.3344

mark@marchex.com

Trevor Caldwell

Vice President of Investor Relations & Strategic Initiatives

Marchex, Inc.

206.331.3316

tcaldwell@marchex.com

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MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended December 31,
	2005	2006
Revenue	$29,804,165	$32,606,314

Expenses:
Service costs (1)	14,079,313	15,377,218
Sales and marketing (1)	4,744,916	5,814,305
Product development (1)	1,242,557	2,624,636
General and administrative (1)	2,353,334	3,168,286
Amortization of acquired intangible assets	5,204,501	5,121,162

Total operating expenses	27,624,621	32,105,607

Gain (loss) on sales and disposals of intangible assets, net	997	85,194

Income from operations	2,180,541	585,901
Interest income and other, net	589,820	835,992

Income before provision for income taxes	2,770,361	1,421,893
Income tax expense	1,099,597	1,984,954

Net income (loss)	1,670,764	(563,061)
Convertible preferred stock dividends and discount on preferred stock redemption	691,161	(5,535,570)

Net income applicable to common stockholders	$979,603	$4,972,509

Basic net income per share applicable to common stockholders	$0.03	$0.13
Diluted net income (loss) per share applicable to common stockholders	$0.03	$(0.01	)(2)
Shares used to calculate basic net income per share applicable to common stockholders	36,576,273	38,845,086
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	39,154,814	39,745,623	(2)
(1) Includes stock compensation allocated as follows:
Service costs
Sales and marketing	$900	$417,166
Product development	354,766	160,102
General and administrative	6,040	831,983
Total stock compensation expense	408,436	1,224,911

	$770,142	$2,634,162

Prior to January 1, 2006, Marchex accounted for stock compensation under Accounting Principles Board, Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). In accordance with APB 25, Marchex historically used the intrinsic value method to account for stock compensation. As of January 1, 2006, Marchex accounts for stock compensation under the fair value method as prescribed by Statement of Financial Accounting Standards No. 123-R (SFAS 123R). As Marchex adopted the modified prospective method, results for the prior year have not been restated under the fair value method for GAAP purposes.

In accordance with SEC Staff Accounting Bulletin No. 107, stock-based compensation is no longer presented as a separate line item on the Consolidated Statement of Operations. The stock-based compensation is now presented in the same lines as cash compensation paid to the same individuals. Stock-based compensation recognized in the prior period has been reclassified to conform with the presentation in the current period.

(2)      Calculation of the 2006 diluted net loss per share applicable to common stockholders excludes the effect of the discount on preferred stock redemption of $5.8 million, net of dividends on the redeemed preferred shares of $197,000. The shares used to calculate the 2006 diluted net loss per share applicable to common stockholders includes the weighted average common share equivalents for the redeemed preferred shares.

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Twelve Months Ended December 31,
	2005	2006
Revenue	$94,995,847	$127,759,475

Expenses:
Service costs (1)	48,901,826	60,433,611
Sales and marketing (1)	11,127,037	23,050,654
Product development (1)	4,494,558	10,094,967
General and administrative (1)	7,194,905	13,533,215
Amortization of acquired intangible assets	18,429,008	20,465,128

Total operating expenses	90,147,334	127,577,575

Gain (loss) on sales and disposals of intangible assets, net	997	369,960

Income from operations	4,849,510	551,860
Interest income and other, net	1,978,759	3,143,363

Income before provision for income taxes	6,828,269	3,695,223
Income tax expense	2,920,463	4,290,201

Income (loss) before cumulative effect of a change in accounting principle	3,907,806	(594,978)
Cumulative effect of a change in accounting principle, net of tax (2)	—	151,341

Net income (loss)	3,907,806	(443,637)
Convertible preferred stock dividends, conversion payment and discount on preferred stock redemption	2,405,780	(3,197,341)

Net income applicable to common stockholders	$1,502,026	$2,753,704

Basic net income per share applicable to common stockholders	$0.04	$0.07
Diluted net income (loss) per share applicable to common stockholders	$0.04	$(0.04	)(3)
Shares used to calculate basic net income per share applicable to common stockholders	34,564,790	38,261,884
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	36,907,633	39,500,123	(3)

(1) Includes stock compensation allocated as follows:
Service costs	$4,500	$1,177,773
Sales and marketing	1,108,180	2,996,945
Product development	28,795	3,278,513
General and administrative	830,332	5,338,287

Total stock compensation expense	$1,971,807	$12,791,518

Prior to January 1, 2006, Marchex accounted for stock compensation under Accounting Principles Board, Opinion No. 25, Accounting for Stock Issued to Employees (APB 25). In accordance with APB 25, Marchex historically used the intrinsic value method to account for stock compensation. As of January 1, 2006, Marchex accounts for stock compensation under the fair value method as prescribed by Statement of Financial Accounting Standards No. 123-R (SFAS 123R). As Marchex adopted the modified prospective method, results for the prior year have not been restated under the fair value method for GAAP purposes.

In accordance with SEC Staff Accounting Bulletin No. 107, stock-based compensation is no longer presented as a separate line item on the Consolidated Statement of Operations. The stock-based compensation is now presented in the same lines as cash compensation paid to the same individuals. Stock-based compensation recognized in the prior period has been reclassifed to conform with the presentation in the current period.

(2)      As a result of the adoption of SFAS 123R, Marchex recorded an amount from the cumulative impact of the accounting change.

(3)      Calculation of the 2006 diluted net loss per share applicable to common stockholders excludes the effect of the discount on preferred stock redemption of $5.8 million, net of dividends on the redeemed preferred shares of $1.4 million. The shares used to calculate the 2006 diluted net loss per share applicable to common stockholders includes the weighted average common share equivalents for the redeemed preferred shares.

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	December 31, 2005	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$63,090,941	$46,105,827
Trade accounts receivable, net	14,401,814	22,035,343
Prepaid expenses and other current assets	1,818,211	2,221,550
Refundable taxes	3,835,542	1,837,166
Deferred income tax assets	428,855	670,624

Total current assets	83,575,363	72,870,510

Property and equipment, net	3,402,262	7,280,075
Deferred income tax assets	—	2,444,782
Intangibles and other assets, net	15,447,504	13,318,801
Goodwill	180,637,076	200,738,098
Intangible assets from acquisitions, net	51,346,944	36,735,570

Total assets	$334,409,149	$333,387,836

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,258,423	$10,739,231
Accrued expenses and other current liabilities	1,755,970	2,913,152
Deferred revenue	2,291,374	2,430,644

Total current liabilities	13,305,767	16,083,027
Deferred income tax liabilities	397,481	—
Other non-current liabilities	92,309	91,907

Total liabilities	13,795,557	16,174,934

Stockholders’ equity:
Convertible preferred stock	54,121,678	2,342,884
Class A common stock	119,282	119,217
Class B common stock	254,839	276,361
Additional paid-in capital	271,949,963	320,607,113
Deferred stock-based compensation	(3,042,016)	—
Accumulated deficit	(2,790,154)	(6,132,673)

Total stockholders’ equity	320,613,592	317,212,902

Total liabilities and stockholders’ equity	$334,409,149	$333,387,836

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of Revenue to Pro Forma Revenue

(unaudited)

	Three months ended December 31, 2005	Three months ended December 31, 2006	Twelve months ended December 31, 2005	Twelve months ended December 31, 2006
Revenue, as reported	$29,804,165	$32,606,314	$94,995,847	$127,759,475

Name Development pro forma revenue	—	—	2,544,459	—

Pike Street pro forma revenue	—	—	1,230,494	—

IndustryBrains pro forma revenue	—	—	6,188,897	—

AreaConnect pro forma revenue	404,729	—	1,297,335	649,675

Open List pro forma revenue	75,378	—	134,731	156,511

Pro forma eliminations	(16,872)	—	(52,958)	(22,259)

Pro forma Revenue	$30,267,400	$32,606,314	$106,338,805	$128,543,402

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Operating Income Before Amortization (OIBA) and

Adjusted Operating Income Before Amortization (Adjusted OIBA)

(unaudited)

	Three Months Ended December 31,
	2005	2006
Net income applicable to common stockholders	$979,603	$4,972,509

Convertible preferred stock dividends and discount on preferred stock redemption	691,161	(5,535,570)

Net income (loss)	1,670,764	(563,061)

Income tax expense	1,099,597	1,984,954

Income before provision for income taxes	2,770,361	1,421,893

Interest income and other, net	(589,820)	(835,992)

Income from operations	2,180,541	585,901

Stock-based compensation	770,142	2,634,162
Amortization of acquired intangible assets	5,204,501	5,121,162

Operating income before amortization (OIBA)	8,155,184	8,341,225

Gain/loss on sales and disposals of intangible assets, net	(997)	(85,194)

Adjusted operating income before amortization (Adjusted OIBA)	$8,154,187	$8,256,031

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Operating Income Before Amortization (OIBA)

and Adjusted Operating Income Before Amortization (Adjusted OIBA)

(unaudited)

	Twelve Months Ended December 31,
	2005	2006
Net income applicable to common stockholders	$1,502,026	$2,753,704

Convertible preferred stock dividends, conversion payment and discount on preferred stock redemption	2,405,780	(3,197,341)

Net income (loss)	3,907,806	(443,637)

Cumulative effect of a change in accounting principle, net of tax (1)	—	151,341

Income (loss) before cumulative effect of a change in accounting principle	3,907,806	(594,978)

Income tax expense	2,920,463	4,290,201

Income before provision for income taxes	6,828,269	3,695,223

Interest income and other, net	(1,978,759)	(3,143,363)

Income from operations	4,849,510	551,860

Stock-based compensation	1,971,807	12,791,518
Amortization of acquired intangible assets	18,429,008	20,465,128

Operating income before amortization (OIBA)	25,250,325	33,808,506

Gain/loss on sales and disposals of intangible assets, net	(997)	(369,960)

Adjusted operating income before amortization (Adjusted OIBA)	$25,249,328	$33,438,546

(1)	As a result of the adoption of SFAS 123R, Marchex recorded an amount from the cumulative impact of the accounting change.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation from Net Cash provided by Operating Activities to Adjusted EBITDA

(unaudited)

	Three Months Ended December 31,
	2005	2006
Net cash provided by operating activities	$7,388,189	$3,945,461

Changes in asset and liabilities, net of effects of acquisitions	3,975,395	4,444,289
Provision for income taxes	1,099,597	1,984,954
Other item—facility relocation	21,716	(10,932)
Interest income and other, net	(589,820)	(835,592)
Income and excess tax benefits related to stock options	(2,399,522)	466,259

Adjusted EBITDA	$9,495,555	$9,994,439

	Twelve Months Ended December 31,
	2005	2006
Net cash provided by operating activities	$17,456,819	$30,779,279

Changes in asset and liabilities, net of effects of acquisitions	14,270,268	5,069,636
Provision for income taxes	2,920,463	4,290,201
Other item—facility relocation	58,406	32,499
Interest income and other, net	(1,974,759)	(3,152,727)
Income and excess tax benefits related to stock options	(3,197,684)	2,491,610

Adjusted EBITDA	$29,533,513	$39,510,498

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP diluted EPS to Adjusted Non-GAAP EPS

(unaudited)

	Three Months Ended December 31,
	2005	2006
Adjusted Non-GAAP EPS	$0.11	$0.13

Net income (loss) per share applicable to common stockholders—diluted (GAAP EPS)	$0.03	$(0.01)
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	39,154,814	39,745,623

Net income applicable to common stockholders	$979,603	$4,972,509

Discount on preferred stock redemption	—	(5,761,134)
Stock-based compensation	770,142	2,634,162
Amortization of acquired intangible assets	5,204,501	5,121,162
Gain/loss on sales and disposals of intangible assets, net	(997)	(85,194)
Interest income and other, net	(589,820)	(835,992)
Estimated impact of income taxes	(1,945,176)	(975,429)

Adjusted Non-GAAP net income applicable to common stockholders	$4,418,253	$5,070,084

Adjusted Non-GAAP EPS	$0.11	$0.13

Shares used to calculate diluted net income (loss) per share applicable to common stockholders	39,154,814	39,745,623
Weighted average common share equivalents for redeemed preferred shares		(900,537)
Weighted average stock options and warrants and common shares subject to repurchase or cancellation (if applicable)	153,368	1,591,877

Shares used to calculate Adjusted Non-GAAP EPS	39,308,182	40,436,963

For Adjusted Non-GAAP EPS, the impact of restricted stock (common shares subject to repurchase or cancellation) is based on the weighted average of restricted stock outstanding as compared with diluted shares for GAAP purposes, which included restricted stock on a treasury stock method basis.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP diluted EPS to Adjusted Non-GAAP EPS

(unaudited)

	Twelve Months Ended December 31,
	2005	2006
Adjusted Non-GAAP EPS	$0.36	$0.47
Net income (loss) per share applicable to common stockholders—diluted (GAAP EPS)	$0.04	$(0.04)
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	36,907,633	39,500,123

Net income applicable to common stockholders	$1,502,026	$2,753,704

Discount on preferred stock redemption	—	(5,761,134)
Stock-based compensation	1,971,807	12,791,518
Amortization of acquired intangible assets	18,429,008	20,465,128
Gain/loss on sales and disposals of intangible assets, net	(997)	(369,960)
Cumulative effect of a change in accounting principle, net of tax (1)	—	(151,341)
Interest income and other, net	(1,978,759)	(3,143,363)
Estimated impact of income taxes	(6,520,261)	(7,730,395)

Adjusted Non-GAAP net income applicable to common stockholders	$13,402,824	$18,854,157

Adjusted Non-GAAP EPS	$0.36	$0.47

Shares used to calculate diluted net income (loss) per share applicable to common stockholders	36,907,633	39,500,123
Weighted average common share equivalents for redeemed preferred shares		(1,238,239)
Weighted average stock options and warrants and common shares subject to repurchase or cancellation (if applicable)	78,947	2,090,623

Shares used to calculate Adjusted Non-GAAP EPS	36,986,580	40,352,507

For Adjusted Non-GAAP EPS, the impact of restricted stock (common shares subject to repurchase or cancellation) is based on the weighted average of restricted stock outstanding as compared with diluted shares for GAAP purposes, which included restricted stock on a treasury stock method basis.

(1)	As a result of the adoption of SFAS 123R, Marchex recorded an amount from the cumulative impact of the accounting change.